UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2013

POWERSECURE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina	27587
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (919) 556-3056

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 below is incorporated by reference in this item.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 12, 2013, PowerSecure International, Inc., a Delaware corporation (the “Company”), acquired Solais Lighting, Inc., a Delaware corporation (“Solais”). Solais is a Connecticut-based LED lighting company with a proprietary portfolio of LED lamps and fixtures for commercial and industrial applications. Solais’ innovative designs, which are covered by a variety of patents and patents pending, provide their products with enhanced light output, thermal management, optics and light quality, and aesthetics.

The acquisition of Solais is intended to strengthen and complement the Company’s existing LED business through the addition of new product lines and new skill sets around product design, product commercialization, and manufacturing and sourcing capabilities. In addition, Solais will add to the Company’s capabilities in marketing LED lighting through distributor channels.

The acquisition was accomplished through a merger (the “Merger”) of Solais into Brite Idela, Inc., a Delaware corporation, which was formed to effectuate the merger and renamed “Solais Lighting, Inc.” after the Merger (“Solais PowerSecure”). As a result of the Merger, the assets, properties, business, debts, liabilities and obligations of Solais prior to the Merger became vested in Solais PowerSecure.

The Merger was consummated pursuant to an Agreement and Plan of Merger, dated as of April 12, 2013 (the “Merger Agreement”), by and among the Solais, the stockholders of Solais (the “Solais Stockholders”), the Company and Solais PowerSecure. The merger consideration paid by the Company to the stockholders of Solais was valued at an aggregate of $15 million, less an adjustment deducting the working capital deficit of approximately $0.2 million, and is subject to a post-closing “true up” adjustment of the final closing working capital balance. As a result, the aggregate merger consideration paid by the Company consisted of approximately $6.5 million in cash plus 675,160 shares of common stock, par value $.01 per share, of the Company (“Shares”). For purposes of the Merger and the merger consideration, the Shares were valued at $12.22 per Share, which was their volume-weighted average closing sale price as reported on the Nasdaq Global Select Market over the five trading days immediately preceding the date the Merger was completed. All outstanding shares of capital stock of Solais were converted into and exchanged for the merger consideration.

The Merger became effective on April 12, 2013 when a Certificate of Merger was filed with the Secretary of State of the State of Delaware.

The Merger Agreement contains customary representations and warranties as well as indemnification obligations, and limitations thereon, by the Company and the Solais Stockholders to each other, including a $1.5 million two year escrow out of the cash portion of the merger consideration to support the indemnification obligations of the Solais Stockholders. In addition, the Merger Agreement contains a four year covenant not to compete by James Leahy, the President and a Solais Stockholder, against the Company and its affiliates in the LED lighting business, and related customary restrictive covenants.

The foregoing description of the acquisition of Solais contains forward-looking statements, including statements relating to the projected success of the Solais business and the projected financial results of the acquired Solais business and the effect of the acquisition on the financial results of the Company, which are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A more thorough discussion of certain risks, uncertainties and other factors that may affect the Company is included in the Company’s most recent Annual Report on Form 10-K and in subsequent reports, including the Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, that the Company files or furnishes with the Securities and Exchange Commission.

Cautionary Note Regarding the Merger Agreement

The Merger Agreement has been attached as an exhibit hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Solais. The Merger Agreement contains representations and warranties made by the Company, Solais and the Solais Stockholders. Such representations and warranties were made only for the purposes of the Merger Agreement, are solely for the benefit of the parties to the Merger Agreement, and are not intended to be and should not be relied upon by any other person. In addition, these representations and warranties should not be treated as establishing matters of fact, but rather as a way of allocating risk between the parties. Moreover, certain of the representations and warranties may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided by Solais and the Solais Stockholders to the Company. These representations and warranties may apply standards of materiality in a way that is different from what may be material to investors, and were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement and are subject to more recent developments. Accordingly, investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Solais, the Company or the assets, business, properties, debts or liabilities of Solais.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 2.01 of this Report is hereby incorporated herein by reference.

The 675,160 Shares issued in the Merger by the Company to the Solais Stockholders were issued pursuant to a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act. As set forth in Item 2.01 of this Report, the Company has agreed to file a registration statement with the SEC covering the resale by the Solais Stockholders from time to time of the Shares they acquired in the Merger.

Item 7.01	Regulation FD Disclosure.

On April 15, 2013, the Company issued a press release announcing the merger of Solais referred to in Item 2.01 of this Report, the full text of which is attached to this Report as Exhibit 99.1 and incorporated herein by this reference. In the press release, the Company also announced that it will hold a conference call to discuss this acquisition at 8:30 a.m., Eastern time, on April 15, 2013.

The press release filed herewith as Exhibit 99.1 contains forward-looking statements, including statements relating to the projected success of the Solais business and the projected financial results of the acquired Solais business and the effect of the acquisition on the financial results of the Company, which are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A more thorough discussion of certain risks, uncertainties and other factors that may affect the Company is included in the Company’s most recent Annual Report on Form 10-K and in subsequent reports, including the Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, that the Company files or furnishes with the Securities and Exchange Commission.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, the Registrant will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Form 8-K not later than 71 calendar days after the date this initial report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, the Registrant will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Form 8-K not later than 71 calendar days after the date this initial report on Form 8-K must be filed.

(d) Exhibits

2.1	Form of Agreement and Plan of Merger, dated as of April 12, 2013, among Solais Lighting, Inc., the stockholders of Solais Lighting, Inc., PowerSecure International, Inc. and Brite Idela, Inc.

99.1	Press Release of PowerSecure International, Inc., issued April 15, 2013, announcing the acquisition of Solais

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.

By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Executive Vice President and Chief Financial Officer

Dated: April 15, 2013

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